Exhibit 10.3

WATER’S EDGE CORPORATE CAMPUS

OFFICE LEASE

THIS AGREEMENT OF LEASE (this “Lease”) is made this          day of                , 2003, by and between WATERS EDGE CORPORATE CAMPUS LLC, a limited liability company formed under the laws of the State of Maryland (“Landlord”), and SAFENET, INC., a corporation formed under the laws of the State of Delaware (“Tenant”).

WITNESSETH that the parties hereby agree as follows:

1.             Leased Premises

(a)           Landlord is the developer of the building known as Building 1 (the “Building”), a four-story office building located at 4690 Millennium Drive, Belcamp, Harford County, Maryland, all as more particularly shown on the site plan attached hereto as Exhibit “A-1”, initialed by the parties and made a part hereof.  The Building is located within a development known as Water’s Edge Corporate Campus (the “Development”), a mixed use development comprised of approximately 41 acres that upon completion will be comprised of multiple office, flex, and retail buildings.  Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, all of the third and fourth floors of the Building comprised of (i) that portion of the third (3rd) and fourth (4th) floors containing, in the aggregate, thirty-two thousand thirty-one (32,031) rentable square feet (“Premises A”), and (ii) that portion of the fourth (4th) floor containing eight thousand three hundred forty-one (8,341) rentable square feet (“Premises B”; Premises A and Premises B, with a combined rentable area of forty thousand three hundred seventy-two (40,372) rentable square feet, are hereinafter referred to collectively as, the “Leased Premises”) all as more particularly described on the drawing attached hereto as Exhibit “A-2”, initialed by the parties and made a part hereof.  See, Rider No. 1 – Right of First Offer.

(b)           Attached hereto as Exhibit “B-1” and incorporated by reference herein is a copy of a space plan (including selected finishes) (the “Premises A Space Plan”), pursuant to which Landlord’s architect (the “Architect”) will develop detailed plans and specifications for the finishing of Premises A (the “Premises A Plans and Specifications”).  Except as otherwise shown on the Premises A Space Plan, the Premises A Plans and Specifications shall provide for building standard finishes. Landlord estimates that the cost of finishing Premises A in accordance with the Premises A Space Plan is Seven Hundred Seventy Thousand Forty-Seven Dollars ($770,047.00) (the “Premises A Estimate”).  Within five (5) business days after Tenant’s receipt from Landlord of the draft Premises A Plans and Specifications, Tenant shall approve the same, or shall provide Landlord with its required revisions.  If Tenant requires revisions to the draft Premises A Plans and Specifications, and such revisions are approved by Landlord, then Architect shall incorporate such revisions.  Upon Landlord’s and Tenant’s approval of the Premises A Plans and Specifications, the same shall be attached hereto as Exhibit “B-2” and made a part hereof.

Landlord shall finish Premises A in accordance with the Premises A Plans and Specifications, and shall pay all costs in connection therewith.  However, in the event that the total cost of finishing Premises A exceeds the Premises A Estimate due to changes between the improvements shown on the Premises A Space Plan, on which the Premises A Estimate is based, and the Premises A Plans and Specifications, then such excess costs shall be paid by Tenant.  Tenant shall additionally pay any additional costs arising out of any change orders to the Premises A Plans and Specifications.  All charges and expenses incurred in connection with any such changes will be paid by Tenant upon Landlord’s substantial completion of the improvements to Premises A.  The cost of work which is the subject of any changes shall be based on the actual cost of labor and materials, plus the general contractor’s fee and a fee for overhead and general conditions, each of which shall be equal to 4% of the cost of the work.

(c)           Landlord shall finish Premises B in accordance with plans and specifications to be prepared by Architect and approved by Landlord and Tenant at which time they will be attached hereto as Exhibit “C” and made a part hereof (the “Premises B Plans and Specifications”).  Landlord shall contribute up to Twenty Dollars ($20.00) multiplied by the Rentable Area of Premises B toward the cost of such improvements (“Landlord’s Premises B Contribution”).  All charges and expenses incurred for work and material respecting the finishing of Premises B in accordance with the Premises B Plans and Specifications which are in excess of the Landlord’s Premises B Contribution (“Tenant’s Contribution”) shall be deemed additional rent and shall be paid by Tenant contemporaneously with the finalization of the Premises B Plans and Specifications, if then determined, or otherwise within ten (10) days after receipt from Landlord of an invoice therefor. All charges and expenses incurred in connection with any change orders with respect to Landlord’s work in Premises B pursuant to the Premises B Plans and Specifications will be paid by Tenant upon Landlord’s substantial completion of the work called for by such change order.

2.             Term.  This Lease shall be for a term of approximately ten (10) years and two (2) months (the “Lease Term”) commencing on the Commencement Date (as hereinafter defined) and terminating at 11:59 p.m. on the last day of the tenth (10th) full “lease year” (as hereinafter defined) thereafter, unless otherwise terminated in accordance with the provisions hereof. Each respective period of twelve (12) successive calendar months during the Lease Term or any renewals thereof commencing with the first full calendar month during the Lease Term shall be hereinafter referred to as a “lease year”; provided, however, that the first (1st) lease year shall include the Free Rent Period (as hereinafter defined), and the following twelve (12) successive calendar months.  If the Rent Commencement Date (as hereinafter defined) does not occur on the first day of a month, the first lease year shall include the Free Rent Period, as hereinafter defined, the period from the Rent Commencement Date until the first day of the following month, and the twelve successive calendar months.  See, Rider No. 2 – Renewal Option.

The “Commencement Date” shall be the later of (a) the date on which the work and materials to be provided by Landlord pursuant to Section 1(b) are substantially complete [except for items of work and adjustment of equipment and fixtures that can be completed after the Leased Premises are occupied without causing substantial interference with Tenant’s use of the Leased Premises (i.e., “punchlist” items)] as reasonably determined by Architect using its reasonable independent professional judgment, and all necessary governmental approvals, including without limitation those identified by Section 7 hereof, permitting Tenant’s use and occupancy of Premises A have been issued, or (b) October 1, 2003 (the “Anticipated Delivery Date”).  Tenant shall have no right to commence beneficial use of the Leased Premises unless the same has previously been consented to by Landlord and Tenant is not in breach of any of its obligations under this Lease. Tenant’s occupancy of the Leased Premises shall not be a condition to the occurrence of the Commencement Date.

Landlord anticipates that Premises A will be delivered to Tenant within one hundred five (105) days after the date on which this Lease is fully executed and delivered by all parties and that Premises B will be delivered to Tenant within ninety (90) days after the date on which the Premises B Plans and Specifications are finalized and approved by Landlord and Tenant.  Notwithstanding the foregoing, in the event the Premises A Plans and Specifications are not approved by Tenant within five (5) business days after Tenant’s receipt of the initial draft thereof, as provided in Section 1(b) above, and/or if any one or more revisions requested by Tenant to the same or other change orders initiated by Tenant delay Landlord’s work, then the Anticipated Delivery Date will be extended one (1) day for each day of delay by Tenant, but the Commencement Date for all purposes of this Lease shall in such event be deemed to be the original Anticipated Delivery Date.

In the event that the Commencement Date fails to occur by the Anticipated Delivery Date (as the same may be extended as set forth above), by reason of construction delays or otherwise, then this Lease shall nevertheless continue in full force and effect, and Tenant shall have no right to rescind, cancel or terminate the same if possession is given within one hundred twenty (120) days thereafter (which period shall be extended for delays resulting from matters beyond Landlord’s reasonable control).  If the Commencement Date fails to occur within sixty (60) days after the Anticipated Delivery Date (as the same may be extended as set forth above and for delays resulting from matters beyond Landlord’s reasonable control), then, provided Tenant is not in default of its obligations hereunder, Landlord, on the Commencement Date, shall credit to Tenant a sum equal to a pro-rated portion of Basic Annual Rent first coming due hereunder corresponding to the number of days by which the Commencement Date occurs after such 60-day period following the Anticipated Commencement Date, as the same may be extended, such sum to be credited by Landlord against the monthly installments of Basic Annual Rent first coming due hereunder.  In consideration of such sum, Tenant hereby waives any additional claim for damages suffered or incurred due to the failure of the Commencement Date to occur by such date.

Except as expressly set forth in the foregoing paragraph, whether or not Landlord shall deliver possession of the Leased Premises on the Anticipated Delivery Date or within such additional 120-day period, Tenant agrees that in no event shall Landlord be liable for damages, if any, sustained by Tenant as a result of Landlord’s failure to deliver possession.

On the Commencement Date, or on such later date as Landlord may request, Tenant shall promptly enter into a supplementary written agreement (the “Lease Commencement Agreement”) in substantially the form attached hereto as “Exhibit D”, or such other form as Landlord shall prescribe, thereby specifying the date as of which the Lease Term shall have begun, and as of which the Lease Term shall end.

At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Leased Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe or vault, if any, in the Leased Premises.

3.             Security Deposit.  Tenant, contemporaneously with Tenant’s execution of this Lease, shall deposit with Landlord the sum of Forty-Six Thousand Three Hundred Ninety-Four Dollars and Sixteen Cents ($46,394.16), as a security deposit (the “Deposit”). Landlord’s receipt of the Deposit shall be confirmed by Landlord in the Lease Commencement Agreement, and the Deposit shall not be deemed to have been paid by Tenant unless and until Landlord’s receipt thereof is so confirmed. To the extent the Deposit has not been applied or exhausted pursuant to the further provisions hereof, it shall be returned by Landlord to Tenant following the expiration of the Lease Term. Landlord shall have the right to apply said Deposit to cure any breach by Tenant of its undertakings pursuant to this Lease, and upon any such applications of said Deposit, Tenant shall immediately restore the same to the dollar amount set forth in this Section. Landlord shall maintain the Deposit in a separate account at a federally insured banking institution of Landlord’s choice, but no interest shall accrue thereon or be paid or payable by Landlord with respect to the Deposit.

4.             Use.  Tenant shall use and occupy the Leased Premises solely for general office purposes, including call center and server operations, and for no other use or purpose. Tenant shall not use or occupy the Leased Premises for any unlawful purpose, or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building. Use of the Leased Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events in or about the Building outside of the Leased Premises.

5.             Basic Annual Rent.  Commencing on the sixtieth (60th) day following the Commencement Date (the “Rent Commencement Date”), it being understood and agreed that Tenant will have and enjoy the Leased Premises from the Commencement Date until the Rent Commencement Date (the “Free Rent Period”) without the obligation to pay Basic Annual Rent, Tenant shall pay to Landlord during the Lease Term “Basic Annual Rent” as set forth below:

Lease Year (or portion thereof)	Basic Annual Rent	Monthly Installment	Per Square Foot	Square Footage
Initial 60 days	$0.00	$0.00	$0.00	N/A
Balance of first (1st) lease year	$416,403.00	$34,700.25	$13.00	32,031
2	$428,895.09	$35,741.26	$13.39	32,031
3	$556,729.88	$46,394.16	$13.79	40,372
4	$573,282.40	$47,773.53	$14.20	40,372
5	$590,642.36	$49,220.20	$14.63	40,372
6	$608,406.04	$50,700.50	$15.07	40,372
7	$626,573.44	$52,214.45	$15.52	40,372
8	$645,548.28	$53,795.69	$15.99	40,372
9	$664,926.84	$55,410.57	$16.47	40,372
10	$684,709.12	$57,059.09	$16.96	40,372

The two columns to the far right in the above table are for purposes of illustrating the rent calculations only, and are not intended to limit Tenant’s right to occupy the entire Leased Premises in accordance with the terms of this Lease.  Basic Annual Rent shall be payable in equal monthly installments as set forth above, without any deductions or set-offs, and without demand, in advance on the first (1st) day of each and every month for which payment is due (e.g., April’s rent is due on or before April 1) during the Lease Term; provided, however, that if the Rent Commencement Date shall occur on a day other than the first day of a month, Tenant shall pay on the Rent Commencement Date a pro-rated amount of such month’s rent.  Although Tenant has been given the Leased Premises free of the obligation to pay Basic Annual Rent during the Free Rent Period, Tenant shall otherwise observe, perform and obey all other obligations of Tenant hereunder during such Free Rent Period, including by way of example, the payment of all sums deemed Additional Rent.

5.1.          Definitions.  For purposes hereof, the following meanings or definitions shall apply:

(a)           “Rentable Area of the Building” shall, for all purposes of this Lease, be deemed to be 79,825 square feet.  Notwithstanding the foregoing, Landlord reserves the right to modify the square footage of the Building, or reconfigure the space within, in each instance in accordance with BOMA standards, and thereafter to appropriately modify the provisions of this Lease with respect to Tenant’s Portion and the Rentable Area of the Building, provided that no such modification or reconfiguration shall increase the Basic Annual Rent payable hereunder.

(b)           “Rentable Area of Premises A” shall be deemed to be thirty-two thousand thirty-one (32,031) square feet. “Rentable Area of Premises B” shall be deemed to be eight thousand three hundred forty-one (8,341) square feet. Accordingly, the “Rentable Area of the Leased Premises” shall be deemed to be forty thousand three hundred seventy-two (40,372) square feet. Thus, for purposes of various adjustments hereinafter referred to, Tenant’s pro rata portion shall be fifty and fifty-eight hundredths percent (50.58%) (40,372/79,825) (“Tenant’s Portion”).

(c)           Intentionally deleted.

(d)           Intentionally deleted.

(e)           “Operating Year” shall mean, (i) when used in the context with Building Expenses, such applicable fiscal year as Landlord may adopt from time to time during the Lease Term, and (ii) when used in context with Taxes, each respective tax year (i.e., the fiscal year beginning July 1) during the Lease Term, or such other fiscal year as the applicable authorities may select.

(f)            “Building Expenses” shall be those expenses paid or incurred by Landlord in connection with managing, maintaining, operating and repairing the Building and the Real Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord, as well as all costs payable by Landlord with respect to the common areas and amenities of the Development, or any part thereof, and reasonably allocated to the Building.  Building Expenses shall include, without limitation, all costs and expenses of the following:

(1)           Operating, repairing, lighting, cleaning, and insuring (including the cost of premiums for liability insurance for personal injury, death, property damage and business interruption, and workmen’s compensation insurance covering personnel) the Real Property or any part thereof including the Building, and the Development, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto and depreciation of movable machinery and equipment therein;

(2)           All costs and expenses related to the provision of electricity, steam, chilled water, and/or any other fuel or utility used in lighting, heating, ventilating and air conditioning the Building, and the common areas of the Real Property and/or the Development;

(3)           Operation, maintenance and repair of mechanical and electrical equipment including heating, ventilating and air conditioning equipment;

(4)           Security, cleaning and janitorial services including equipment, uniforms, supplies and sundries used in connection therewith;

(5)           Operation, maintenance and repair of elevators, stairways, rest rooms, lobbies, hallways and other internal and external common areas and amenities of the Building, the Real Property and/or the Development, including the costs associated with a fitness room in the Development, if any, but only to the extent such fitness room is available for use by tenants of the Building;

(6)           Operation, maintenance and repair of, and signage for, the driveways, parking areas, sidewalks, steps and landscaping on the Real Property and/or the Development;

(7)           Repainting and redecoration of all common areas;

(8)           Sales or use taxes on supplies or services;

(9)           Management fees, wages, salaries and compensation of all persons directly engaged in the maintenance, operation or repair of the Building (including Landlord’s share of all payroll taxes) and/or Development;

(10)         Intentionally deleted;

(11)         All other items which would be considered as procured or incurred in maintaining, operating, or repairing the Building, or the common areas of the Real Property and/or the Development, under sound management and accounting principles; and

(12)         The cost of any capital improvement (amortized or depreciated over such reasonable period as Landlord shall determine together with the interest at a fluctuating rate per annum which is at all times equal to 1-1/2% over the prime interest rate as determined from time to time by Citibank, N.A. on the unamortized balance) made to the Building by Landlord which results in more efficient operation of the Building or made to the Building by Landlord after the date of this Lease that is required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

Building Expenses shall not include the cost of any capital improvements other than those stated in subsection 5.1(f)(12), as determined under sound accounting principles, or the cost of work which the Landlord performs specifically for, and/or at the expense of, any particular tenant (which amounts shall be billed to such tenant directly).

In the event that in any Operating Year, as defined, the Landlord shall furnish any utility or service which is included in the definition of Building Expenses to less than 95% of the rentable area of the Building because (i) the average occupancy level of the Building, for the applicable year was not 95% or more of full occupancy, (ii) any utility or service is not required by or provided to one or more of the tenants or occupants of the Building, or (iii) any office tenant or occupant is itself obtaining or providing any such utility service or services, then the Building Expenses for such year shall be adjusted to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all office tenants and occupants in the Building, and shall be allocated among such tenants by the Landlord to reflect those costs which would have occurred had the Building been 95% occupied and such utilities and services provided to all office tenants, and Landlord shall use the foregoing “gross up” method in determining Building Expenses for such Operating Year.

(g)           “Taxes” shall mean any present or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges, and/or other governmental and/or private impositions (including quasi-public charges and dues), levied, assessed and/or agreed to be imposed upon the Building, the Real Property, or any part or parts of said Real Property, or attributable to the common areas of the Development and reasonably allocated to the Building, or upon the rent due and payable hereunder, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing but shall not include any inheritance, estate, succession, income, profits or franchise tax; provided, however, if at any time during the Lease Term or any extension thereof the method of taxation prevailing at the commencement of the term shall be altered or eliminated so as to cause the whole or any part of the items listed in the first part of this subsection (g) to be replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income (provided the tax on such income is not a tax levied on taxable income generally) received from the Building, wholly or partly in place of an imposition on or as a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the Real Property, then the charge to Landlord resulting from such altered or replacement method of taxation shall be deemed to be within the definition of “Taxes”. All reasonable expenses incurred by Landlord (including attorneys’ fees and costs) in contesting any increase in Taxes or any increase in the assessment of the Real Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder. The parties further acknowledge Landlord’s intention to subject the Building to a condominium regime and to sell a portion of the Building to a separate owner (the “Condominium Owner”).  In that event, the definition of Taxes shall thereafter exclude all Taxes payable directly or indirectly by the Condominium Owner, and Tenant’s Portion, with respect to Taxes only, shall be changed to a fraction, the numerator of which shall be the Rentable Area of the Leased Premises, as it then exists, and the denominator of which shall be the Rentable Area of the Building minus the rentable area of the portion of the Building conveyed to the Condominium Owner.

(h)           “Real Property” shall mean the Building, “Lot 3” upon which the Building is situated, as shown on the subdivision plat entitled “Final Plat Two, Waters Edge Corporate Campus”, recorded among the Land Records of Harford County, Maryland in Liber J.J.R. No. 111, folio 41, which Lot 3 may in the future be expanded to include an additional parking area, and all fixtures, equipment and other improvements in or upon said land and/or Building (excluding Tenant’s personal property), and shall include, without limitation, the sidewalks, area ways, gardens, lawns, parking or loading areas.

(i)            “Rental Year”, “rental year” or “Lease Year” shall each have the same meaning as the term “lease year” as set for in Section 2 above.

(j)            “Business day” shall mean weekdays on which a majority of tenants in the Building, calculated by square footage and not by number, are open for normal business operations.

5.2.          Rent Adjustment.  Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord monthly, as Additional Rent, with and at the same time as the payments of Basic Annual Rent, the following amounts:

(a)           Thirteen Thousand Nine Hundred Twenty-Eight Dollars and Thirty-Four Cents ($13,928.34) per month as one-twelfth of Tenant’s Portion of estimated Building Expenses (calculated on the basis of $4.14 multiplied by 40,372 square feet);

(b)           Nine Hundred Seventy-Five Dollars and Sixty-Five Cents ($975.65) per month as one-twelfth of Tenant’s Portion of estimated Taxes (calculated on the basis of $0.29 multiplied by 40,322 square feet).

At any time during a Lease Year, Landlord may revise its good faith estimate of Building Expenses and Taxes (collectively, the “Expenses”) as set forth above and adjust Tenant’s monthly installments to reflect the revised estimates.  Landlord will give Tenant prior written notice of the revised estimates and the amount by which Tenant’s monthly installments will be adjusted, and Tenant will pay the adjusted installments with each payment of the rent, beginning with the first payment of the Basic Annual Rent to come due after Tenant’s receipt of such notice, provided that such written notice is received by Tenant at least ten (10) business days prior to the due date of such payment.

Landlord will deliver to Tenant, within one hundred twenty (120) days (or such additional time as is reasonable under the circumstances) after the end of each applicable Operating Year, a statement of the Expense for such Operating Year and Tenant’s actual Portion thereof (the “Statement”).  Tenant will pay Landlord within thirty (30) days of its receipt of the Statement, such amounts as may be necessary to adjust Tenant’s estimated payments for such preceding Operating Year so that such payments will equal Tenant’s applicable Portion of the actual Expenses for such Operating Year.  If the actual amount of Tenant’s applicable Portion of such Expenses is less than the amounts paid by Tenant as installments of the estimated amount of such Expenses, then Landlord will credit Tenant’s account by the amount of the excess or, if at the end of the Lease Term, refund to Tenant the amount of the excess.

Upon reasonable notice, Landlord shall make available for Tenant’s inspection at Landlord’s office, during normal business hours, Landlord’s records relating to the Expenses for such preceding Operating Year; provided, however, that unless Tenant shall have given Landlord written notice of its exception to any such Statement for additional rent within twelve (12) months after delivery thereof, the same shall be conclusive and binding on Tenant; and provided further that in the event that Tenant shall give to Landlord written notice of its exception to such Statement within such 12-month period, Tenant shall nevertheless be obligated to pay the additional rent pursuant to the provisions of this Section, but shall have the right, following such payment, to contest the amount set forth in such Statement in a court of competent jurisdiction without being in breach or default of this Lease. Failure of Landlord to provide the statement called for hereunder within one (1) year after the end of the applicable Operating Year shall relieve Tenant from its obligations under this Section 5.2.

Tenant acknowledges that the Development is located in the Greater Aberdeen/Havre De Grace Enterprise Zone, so that while a portion of Taxes will initially be abated by the applicable taxing authority (as reflected by the estimated amount set forth above), they will gradually increase to normal rates, as shown on Exhibit F attached hereto.

As of the date of this Lease, the tax year is a fiscal year commencing July 1. If the appropriate authorities shall hereafter change the tax year to a calendar year, or to a fiscal year commencing on a date other than July 1, appropriate adjustments shall be made with respect to any additional rent or credits, due hereunder.

Notwithstanding anything herein to the contrary, any tax credits or deductions relating to Tenant’s income, and specifically allocated to Tenant, including any Enterprise Zone or State Job Creation Tax credits similar to those described in a letter dated May      , 2003 to Tenant from the Harford County Government, shall be for the sole benefit of Tenant and shall not be included in any adjustment calculations under this Section or otherwise hereunder.

5.3.          Intentionally deleted.

5.4.          Payments.  All payments or installments of any rent hereunder, other than Basic Annual Rent, and all sums whatsoever due under this Lease (including attorneys’ fees and any unamortized portion of Landlord’s cost of constructing Premises A and Landlord’s Contribution, which amounts are included within the payments of Basic Annual Rent described in Section 5 above) shall be deemed additional rent and shall be paid to Landlord at the address designated by Landlord. If any rent or additional rent is not paid within five business days of when due, Tenant shall pay a late charge equal to one (1%) percent of the arrearage. In addition, the arrearage shall bear interest calculated at the rate of twelve percent (12%) per annum for each day such sum is in arrears in consideration of Landlord’s additional expense caused by such failure to pay. Additionally, if any of Tenant’s checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord, as additional rent, $50.00 for each such check returned for insufficient funds, and, if two or more of Tenant’s checks are returned for insufficient funds in any calendar year, Landlord reserves the right, upon ten (10) days’ prior written notice to Tenant, to thereafter require Tenant to pay all rent and additional rent and any other sums whatsoever due hereunder in cash, by money order or by certified or cashier’s check. Time is of the essence with respect to Tenant’s monetary obligations in this Lease. Any such additional rent, unless otherwise stated, shall be due within thirty (30) days after the Landlord has submitted a written statement to Tenant showing the amount due and such obligation shall survive the expiration or sooner termination of the Lease Term.

6.             Requirements of Law.  Tenant shall, at the sole cost and expense of Tenant, observe and timely comply with all laws, requirements, rules, orders, ordinances and regulations of the City, County, State and Federal Governments (including without limitation, the Americans with Disabilities Act (the “ADA”) and the regulations promulgated thereunder, as the same may be amended from time to time) and of the local Insurance Services Office having jurisdiction and/or any other corporation, body or organization possessing similar authority and exercising similar functions, now or hereafter in force and effect (collectively, the “Laws”) and applicable to the Leased Premises or the Real Property, and to the then occupation thereof; provided, however, that Landlord at its expense (subject to reimbursement pursuant to Section 5.3 to the extent permitted thereby) shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building as a whole, including common means of egress and ingress; provided, however, that to the extent any non-compliance is a result of Tenant’s particular use of the Leased Premises, or any action or inaction of Tenant or any invitee of Tenant, then such compliance shall be at Tenant’s cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures, other than those made the responsibility of Landlord by the foregoing sentence, which are required to comply with the ADA concerning the Leased Premises (including means of ingress and egress thereto) and the business conducted therein. Any alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

7.             Certificate of Occupancy.  Landlord shall obtain all necessary initial certifications and permits relating to Tenant’s occupancy of the Leased Premises upon the substantial completion of the Landlord’s work in the Leased Premises pursuant to Section 1(b) above, and shall notify Tenant upon receipt thereof.  Tenant shall not use or occupy the Leased Premises for any purpose or in any way in violation of any certificate of occupancy, permit or other governmental or private consent or regulation issued for or respecting the Building and/or the Leased Premises.

8.             Contest — Statute, Ordinance, etc.  Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name, contest in good faith the validity or enforcement of any statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral will not subject Landlord, the Leased Premises, or the Real Property (or any part thereof) to any penalty, fine or forfeiture, or will not otherwise adversely effect the Real Property or the tenants of the Building, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

9.             Tenant’s Improvements.  Except to the extent that Landlord is responsible for making improvements to the Leased Premises pursuant to Section 1(b) of this Lease, Tenant agrees that Landlord shall have no other obligations to make improvements or repairs (except as otherwise specifically set forth herein) and Tenant shall make all improvements to the Leased Premises at its sole cost and expense. However, Tenant shall not make any alterations (for purposes of this Section 9, “alterations” shall mean any structural alteration or any alteration affecting the mechanical, electrical, and/or plumbing system servicing the Leased Premises, or any other alteration, the cost of which exceeds $25,000), installation, additions or improvements to the Leased Premises, including, but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, which will not be unreasonably withheld or delayed, and then only by contractors or mechanics approved by Landlord and pursuant to plans therefor approved by Landlord, such approvals not to be unreasonably withheld or delayed.  All such contractors and/or mechanics shall provide to Landlord, at Landlord’s request, evidence of liability insurance carried with an insurance company reasonably acceptable to Landlord, pursuant to which the limits of liability shall be no less than $1,000,000.00 in respect to any one occurrence, and in respect to the aggregate, at least $2,500,000.00 in respect to the general aggregate limit of liability, which insurance shall name Landlord, Manekin, LLC, and any lender from time to time of Landlord (the “Lender”) (or others as may be reasonably requested by Landlord) as additional insureds. All such work shall be (a) performed by Landlord, or a general contractor affiliated with Landlord, or (b) done under the general supervision of Landlord or its construction manager to assure standard quality improvements in the Building, for which Landlord or such construction manager shall be paid a reasonable supervisory fee not to exceed three percent (3%) the total cost of such work. Tenant shall, upon Landlord’s request, provide lien waivers from any and all applicable contractors or mechanics with respect to any such work. All such work, alterations, installations, additions or improvements shall be done, in a good and workmanlike manner, at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. All alterations, installations, additions or improvements made by either of the parties hereto upon the Leased Premises, except movable office furniture, trade fixtures and information technology equipment put in at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury, reasonable wear and tear excepted; provided, however, that Landlord, at the time it approves such alterations, installations, additions or improvements, may elect to require Tenant to remove all or any part of said alterations, installations, additions or improvements at the expiration of this Lease, in which event such items shall remain the property of Tenant and such removal shall be done at Tenant’s expense, and Tenant shall, at its expense, repair any damage to the Leased Premises and/or the Building caused by such removal or by the removal of its personalty, reasonable wear and tear excepted. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Leased Premises, the conduct of Tenant’s business at the Leased Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

10.           Condition of Premises.  Tenant shall, during the Lease Term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, deliver up the same in good order and condition, ordinary wear and tear excepted, as at the beginning of the tenancy, broom clean, damage by fire or other insured casualty excepted, and, subject to the provisions of Section 9 hereof, Tenant shall remove all of its property therefrom prior to such termination. Any items of Tenant’s personalty remaining in the Leased Premises after the termination of the Lease and cessation of regular business by Tenant in the Leased Premises shall be deemed abandoned by Tenant and may be disposed of by Landlord as Landlord may see fit. Notwithstanding the foregoing, any reasonable costs incurred by Landlord in disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease. Tenant shall pay for all damage to the Building, its fixtures and appurtenances, as well as all damage sustained by the tenants or occupants of the Building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which may be allowed by law. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making repairs, alterations, additions or improvements in or to any portion of the Real Property or Leased Premises, or in or to fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Leased Premises, or in or to the fixtures, appurtenances or equipment thereof and the foregoing shall not be construed to mean that Landlord has any such obligations.

11.           Conduct on Premises.  Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein or obstruct or interfere with the rights of the Landlord or other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or municipal authority, or the Insurance Services Office of Maryland. Tenant agrees that any increase in fire or other insurance premiums on the Building or contents caused by the occupancy or activity of Tenant other than for general office purposes, and any expense, loss, damage, or cost incurred in consequence of negligence, carelessness or the intentional or willful action of Tenant, Tenant’s employees, agents, licensees, servants, or invitees shall, as they accrue, be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

12.           Insurance.

(a)           At all times during the Lease Term, Tenant, at its sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming Landlord, Manekin, LLC, and Lender, as additional insureds, as their interests may appear, with respect to the Leased Premises and the business of Tenant in, on, within, from or connected with the Leased Premises, pursuant to which the limits of liability shall be $1,000,000.00 in respect to any one occurrence, and in respect to the aggregate, at least $2,500,000.00 in respect to the general aggregate limit of liability. Said insurance policy shall be primary and noncontributing, and shall contain a deductible no greater than Twenty-Five Thousand Dollars ($25,000.00), and a clause that the insurer will not cancel or make a material change to the insurance affecting Landlord’s rights thereunder without first giving Landlord ten (10) days prior written notice. Said insurance policy shall be carried with an insurance company approved by Landlord, such approval not to be unreasonably withheld, and a certificate of insurance shall be delivered to Landlord at the inception of each policy and renewal thereof.

(b)           Landlord and Tenant hereby mutually waive all claims for recovery from the other for any loss or damage to any of Landlord’s property or Tenant’s property insured under valid and collectible insurance policies to the extent of any recovery for loss insured thereunder and, to that end, the parties agree to a mutual subrogation clause to be inserted or endorsed on each policy setting forth that the insurance shall not be invalidated in the event that the insured should waive in writing prior to any loss, any or all right of recovery against the other party for any insured loss.

(c)           At all times during the Lease Term, Tenant shall also, at its sole cost and expense, carry all risk, property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Leased Premises and all improvements installed in the Leased Premises by Tenant, such insurance to provide for a deductible in amounts reasonably approved by Landlord and if, and to the extent, required by law, workmens’ compensation or similar insurance offering statutory coverage.  All such policies shall be carried with an insurance company approved by Landlord and evidence of same provided to Landlord upon request.

13.           Rules and Regulations.  Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit “E” and incorporated by reference herein, and all rules and regulations applicable to the Development. Landlord shall have the right, from time to time, to issue additional or amended reasonable rules and regulations regarding the use of the Building. When so issued, the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building nor shall it have any obligation to enforce same.

14.           Mechanics’ and Materialmen’s Liens and Other Liens.  Tenant shall not do or suffer to be done any act, matter or thing whereby the Leased Premises (or Tenant’s interest therein), or any part thereof, may be encumbered by any mechanics’ or materialmen’s lien and/or any other lien or encumbrance. Tenant shall discharge, within ten (10) days after the date of filing, any mechanics’ or materialmen’s liens and/or any other lien or encumbrance filed against the Leased Premises (or Tenant’s interest therein), or any part thereof, purporting to be for work or material furnished or to be furnished to Tenant. Landlord shall not be liable for any work or materials furnished or to be furnished to Tenant upon credit, and no mechanics’, materialmen’s or other lien for work or material shall attach to or affect the reversionary, leasehold or other estate or interest of Landlord in and to the Leased Premises, the Building and/or the Real Property.

15.           Tenant’s Failure to Perform.  In the event that Tenant fails, after fifteen (15) days’ written notice from Landlord (or without notice if such failure constitutes an emergency), to keep the Leased Premises in good condition and state of repair, or to commence and continuously make required repairs, or to do any act or make any payment or perform any term or covenant on Tenant’s part required under this Lease or otherwise fails to comply herewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant (including entering upon the Leased Premises at all reasonable hours to make repairs and to do any act or to make any payment which Tenant has failed to do or to make), and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorneys’ fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) business days of rendition of any bill or statement to Tenant therefor. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

16.           Loss, Damage, Injury.

(a)           Tenant hereby expressly agrees that Landlord and its managers and agents shall not be liable or responsible in any manner for any damage or injury to the person or property of Tenant (including, but not limited to, the Leased Premises) or the person or property of any other person or entity directly or indirectly caused by (i) dampness or water in any part of the Leased Premises or in any other part of the Building and/or the Real Property and/or by any leak or break in any part of the Leased Premises, in any other part of the Building and/or the Real Property and/or in the pipes of the plumbing or heating works thereof, no matter how caused; (ii) theft; (iii) fire or other casualty; and/or (iv) any other cause whatsoever, except that Landlord shall not be released from liability for damage or injury caused by the negligence or misconduct of Landlord, or Landlord’s contractors, servants, employees, agents, licensees or invitees. Tenant hereby expressly agrees that neither Landlord nor its managers and agents shall be liable for any interference with light, air or other hereditaments.

(b)           Landlord and Tenant agree that each will indemnify and hold harmless the other for all losses, costs and expenses (including attorneys’ fees), settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by Landlord or Tenant, or Landlord’s manager and agents (as applicable, the “Indemnitee”) as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the “Indemnitor”), and/or of Indemnitor’s servants, employees, agents, licensees or invitees: (i) by reason of any breach, violation and/or nonperformance by Indemnitor and/or Indemnitor’s employees, agents, licensees, invitees or visitors, of any covenants or provision of this Lease; and/or (ii) from any other cause whatsoever due to the negligence or intentional act or omission of Indemnitor and/or of Indemnitor’s contractors, servants, employees, agents, licensees and/or invitees.

17.           Destruction — Fire or Other Casualty.  In the event of partial or total damage or destruction insured against by Landlord to the Leased Premises by fire, other casualty, or any other cause whatsoever (except condemnation), Tenant shall give immediate notice thereof to Landlord and:  (a) this Lease shall continue in full force and effect, and (b) Landlord, to the extent that insurance proceeds respecting such damage or destruction are subject to being utilized for and, in fact, may be utilized by Landlord therefor, shall thereupon cause such damage or destruction to all property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Leased Premises are rendered untenantable and such casualty arises through no fault of Tenant or its invitees, the rent shall proportionately abate. In the event the damage or destruction shall be so extensive to the Building as to render it uneconomical in the Landlord’s opinion, to restore the Leased Premises for the use of Tenant as specified in Section 4 hereof or Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the terms of this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Leased Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any of the obligations or duties imposed on Tenant hereunder prior to such termination, provided that so long as such casualty arises through no fault of Tenant or its invitees, the rent shall proportionately abate through the date of such termination according to the preceding sentence of this Section 17.

18.           Eminent Domain.  If the entire Leased Premises shall be taken, leased or condemned (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat of condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Leased Premises shall be so taken, leased or condemned, and as a result of such partial taking, Tenant is reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder (as reasonably determined by Landlord), then this Lease shall not terminate but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in an amount thereof proportionate to the area of the Leased Premises so taken, leased or condemned. If, following such partial taking, Tenant shall not be reasonably able to use the remainder of the Leased Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Leased Premises had been taken, leased or condemned. If the Designated Parking Spaces (defined below), or any portion thereof, shall be so taken, leased or condemned, Landlord shall provide Tenant with replacement parking spaces in a substantially comparable location to the Designated Parking Spaces so taken, leased or condemned. In the event of a taking, leasing or condemnation as described in this Section 18, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord, other than an adjustment of rent, to the date of taking, leasing or condemnation, and Tenant shall not be entitled to, and Tenant hereby assigns to Landlord, any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat with respect to the property of Landlord, including, but not limited to, the Leased Premises and improvements therein.  Tenant shall not make a claim against the condemning authority except for the value of Tenant’s personal property, equipment, and moving expenses.

19.           Assignment.

A.            Assignment/Subletting.  No Assignment of this Lease (as defined below) is permitted without the prior written consent of Landlord. The granting or withholding of such consent will be solely within the discretion of Landlord, subject to the limitations set forth below.

The foregoing restriction will include, but not be limited to, the following (all of which will be deemed to be an “Assignment”):  (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant’s property; (5) any assignment or sale in bankruptcy or insolvency; (6) the transfer of a controlling interest in Tenant by any means, including operation of law, to parties other than those maintaining such controlling interest on the date on which Tenant executes this Lease; and (7) a sale or transfer of all or substantially all of Tenant’s assets.

Notwithstanding the foregoing, Landlord’s consent to an Assignment of the types described in clauses (1), (2), (6), and (7) of the foregoing paragraph shall not be unreasonably withheld, delayed or conditioned so long as the proposed assignee is sufficiently creditworthy, as reasonably determined by Landlord, to perform the obligations of Tenant under this Lease, and the proposed use is reasonably acceptable to Landlord.

Even if Landlord consents to an Assignment, Tenant will remain primarily liable under this Lease. Also, Tenant will bear all reasonable legal costs, up to a maximum amount of Three Thousand Dollars ($3,000.00), incurred by Landlord in connection with Landlord’s review of documents concerning an Assignment, whether or not Landlord consents to it. Landlord’s consent to a specific Assignment does not waive Landlord’s right to withhold consent to any future or additional Assignment. If Tenant intends to Assign this Lease, Tenant must give Landlord notice of its intention to make an Assignment at least fifteen (15) days prior to the anticipated effective date of such Assignment, which notice will contain such details as Landlord may reasonably request (the “Assignment Notice”).

If the amount of rent and other sums received by Tenant under any Assignment is more than the Rent due from Tenant under this Lease, then Tenant will pay fifty percent (50%) of the excess to Landlord on a monthly basis and promptly upon Tenant’s receipt of such excess amounts.

If, without Landlord’s consent, this Lease is Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys’ fees, but excluding any brokerage fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice. If Tenant defaults, Landlord may collect rent from the assignee, subtenant, occupant or user (the “Assignee”) of the Leased Premises and apply it towards the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord’s right to initiate legal action against Tenant to enforce Tenant’s fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

20.           Defaults.

(a)           Each of the following shall be deemed a material default by Tenant under this Lease and a substantial breach thereof:

(1)           The filing of a petition by or against Tenant for debtor relief as defined under the Federal Bankruptcy Code, as now or hereafter amended or supplemented, or for reorganization, arrangement or other rehabilitation within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant, in each case filed by a party other than Tenant, if not bonded or discharged within thirty (30) days of the date of filing; for purposes of this subsection, the word “Tenant” shall include any guarantor of Tenant’s obligations under this Lease;

(2)           The making by Tenant of an assignment for the benefit of creditors;

(3)           The cessation of regular business by Tenant;

(4)           The filing of a tax lien against any property of Tenant;

(5)           Tenant’s abandoning or ceasing to do business actively in the Leased Premises for a period in excess of ten (10) business days; provided, however, that Tenant’s vacating the Leased Premises shall not be deemed an event of default so long as Tenant (i) continues to pay all sums payable by Tenant hereunder when due; (ii) continues to perform all other obligations of Tenant hereunder when the same are required to be performed; (iii) provides Landlord at least 30 days prior written notice of the date of Tenant’s vacating and Tenant’s updated address for notices in Maryland; and (iv) Tenant maintains a temperature of at least 50° Fahrenheit in the Leased Premises at all times during the heating season, provided that Landlord has fulfilled its obligations regarding the provision of utilities and services hereunder;

(6)           Failure of Tenant to make payment of the rent herein reserved, or any part thereof, or any other sum required to be paid by the terms of this Lease (including late charges on the foregoing as provided in Section 5.4 hereof) when due; and

(7)           A failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed, for a period of ten (10) business days after the giving of written notice thereof by Landlord to Tenant, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously within thirty (30) days thereafter.

(b)           All rights and remedies of Landlord in this Lease enumerated shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease, or to exercise any right or option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

(c)           In the event of any default of the terms of this Lease, Landlord may, at any time thereafter, at its election, without further notice to Tenant, terminate this Lease and Tenant’s right to possession of the Leased Premises, with legal process, take possession of the Leased Premises, and remove Tenant, any occupant, and any property therefrom, using such force as may be necessary, without being guilty of or liable for trespass and without relinquishing any rights of Landlord against Tenant.

(d)           If Tenant is in default of this Lease as set forth above, Tenant shall be obligated to, and shall pay to Landlord as damages, upon demand, and Landlord shall be entitled to recover of and from Tenant, at the election of Landlord, all reasonable expenses which shall have been incurred in connection with such default, including, but not limited to, attorneys’ fees equal to such attorneys’ actual and customary hourly fees and their actual expenses, all reasonable expenses incurred in order for Landlord to recover possession of the Leased Premises, and the expenses of rerenting the Leased Premises (including, but not limited to, any commissions paid to any real estate agent in connection therewith), plus either (or any combination of):

(1)           if Landlord has given Tenant written notice of the default and thirty (30) days to cure, liquidated damages, in an amount which, at the time of such termination is equal to the installments of Basic Annual Rent and the aggregate of all sums payable hereunder as additional rental (the “Additional Rental”) (for such purpose considering the annual amount of such Additional Rental to be equal to the amount thereof paid in the rental year or annualized portion thereof immediately preceding such default) reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current Term of this Lease, said amount to be discounted at the discount rate then in effect at the Federal Reserve Bank in Baltimore; provided, however, that any claim for liquidated damages shall be limited to the Basic Annual Rent and Additional Rent payable by Tenant over a 12 month period, with Landlord having the right to make a claim for liquidated damages every twelve (12) months that Tenant’s default continues, with each such claim covering a separate 12 month period occurring within the unexpired Term of the Lease; and provided, further, that if all amounts required to be paid by Tenant under this Lease as damages and liquidated damages are actually paid to and collected by Landlord, then any rent collected by Landlord with regard to the Leased Premises from a subsequent tenant and attributable to the period for which Tenant has paid liquidated damages, up to a maximum amount equal to the amount of rental paid by Tenant as liquidated damages for such period, shall be rebated to Tenant as and when such amounts are actually collected by Landlord; or

(2)           damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the then current term of this Lease) in an amount or amounts equal to the excess, if any, of (A) the sum of (i) the aggregate expenses (other than Additional Rental) paid by Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by Tenant; (ii) an amount equal to the amount of the installments of Basic Annual Rent which would have been payable by Tenant hereunder in respect of such calendar month, had this Lease and the Lease Term not been so terminated; and (iii) the monthly average of the Additional Rental paid in the rental year or annualized portion thereof immediately preceding such default, over (B) the rents, if any, in fact, collected by Landlord in respect of such calendar month pursuant to either rerenting, or from any existing permitted subleases, and any suit, action or proceeding brought to collect the amount of the deficiency for any calendar month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

(e)           Landlord will use its reasonable efforts to mitigate its damages hereunder, provided, however, that Landlord shall have no obligation to attempt to relet the Leased Premises ahead of any other then vacant space in the Building, so long as the other vacant space is comparable to the Leased Premises, as reasonably determined by Landlord.

(f)            No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written release of Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord. Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term of this Lease to determine the aggregate amount of such damages.

21.           Elevators, Heat, Cleaning.  As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, if and insofar as existing facilities permit:  (a) provide necessary elevator service twenty-four hours a day (subject to applicable security restrictions on usage); (b) furnish heat or air conditioning to the Leased Premises, when and as required on business days from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 12:00 p.m.; (c) cause building standard janitorial services as described on Exhibit “G” hereto to be provided to the Leased Premises on business days, provided the same are kept in order by Tenant. Landlord reserves the right to stop service of the heating, air conditioning, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacement or improvements, which in the reasonable judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall make commercially reasonable efforts give advance notice of such service stoppage to Tenant and to minimize business disruption to Tenant caused by such service stoppage. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning and electric service during said period or when prevented from so doing by energy shortages, laws, orders or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever. In the event of any cessation of any service herein provided due to any such cause, such cessation shall not be construed to be a constructive eviction of Tenant and shall not excuse Tenant’s failing to pay rent or any other of

Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event of any cessation of any service herein provided in this Section 21 due to a cause or causes reasonably within Landlord’s exclusive control, Tenant shall have the right, but not the obligation, after providing written notice to Landlord and two (2) business days to cure, or to make significant progress with respect thereto (which period may be extended for whatever period of time is reasonably required if such cessation cannot be reasonably cured, or significant progress made with respect thereto, within 2 business days so long as Landlord commences such cure within said 2 business-day period and thereafter diligently prosecutes such cure until completion), to make any necessary repairs or take other necessary action to end such service cessation, in which event Landlord shall be liable to Tenant for all reasonable costs and expenses incurred by Tenant in ending such service cessation and shall pay such costs and expenses within thirty (30) days of written notice from Tenant of such costs and expenses; provided, however, in no event shall Tenant be entitled to deduct the costs and expenses of ending such service cessation from any amounts payable by Tenant hereunder, including all Basic Annual Rent and Additional Rent.

22.           Electric Current.  Without additional charge throughout the Lease Term (other than as a component of Building Expenses), Landlord will furnish Tenant twenty-four (24) hours a day, a reasonable amount of electric current for lighting purposes and only for office equipment, such as personal computers and copying machines, and for Tenant’s call center and server facility (the “Basic Current”).  Except as otherwise expressly set forth herein, Landlord shall be under no obligation to furnish electric power other than the Basic Current, and Tenant shall not be permitted to install or use on the Leased Premises any electrical equipment or appliance requiring more electrical current than the Basic Current.  Landlord agrees to furnish or cause to be furnished as a Building Expense, as reasonably required, replacement light bulbs and fluorescent tubes of the same standard type as are generally used in the Building.

23.           Services Charge.  In the event Tenant requires air conditioning or heating at times other than as specified in Section 21 (“Off-hour Use”), Tenant shall pay to Landlord immediately upon receipt of a statement therefor the per hour charge for such usage as is determined by Baltimore Gas & Electric Co. as well as any charges for overtime or additional personnel which may be required in order to provide such additional utilities.  Landlord and Tenant hereby agree that Landlord shall separately submeter approximately two thousand (2,000) square feet of space in the Leased Premises for use by Tenant as a call center and server operation (the “Call Center”) which will be operated by Tenant on a 24 hours a day, seven days a week basis.  Tenant hereby agrees to pay to Landlord, in the manner set forth in this Section 23, all charges incurred for Off-hours Use during the Lease Term based upon readings of such Call Center submeter.

24.           Landlord’s Obligations.  Landlord hereby undertakes the following obligations:

(a)           Landlord shall cause the existing 5-story building located on Md. Route 40 to be demolished and all debris removed no later than November 30, 2003, provided that such date shall be extended as may be necessary for causes beyond Landlord’s reasonable control, including, but not limited to, failure of any occupant of such building to vacate such building, and delays in obtaining any necessary permits for such work.

(b)           Landlord shall use its commercially reasonable efforts to install landscaping to serve as a view barrier between the Route 543 exit ramp and the warehouses owned by F.R.P. Properties located at 121 and 151 Bata Boulevard, subject however to Landlord’s receipt of all necessary approvals from the State Highway Administration and F.R.P. Properties.

(c)           Landlord shall cause food service to be provided in the Building as soon as practicable after the Commencement Date, subject however to Landlord entering into a lease or other contract on commercially reasonable terms with a reputable food vendor for the provision of such services.

(d)           Landlord shall cause a fitness facility to be operational in the Building as soon as practicable after the Commencement Date.

(e)           At such time, if any, as monumental signage is provided at the entrance to the Development on Route 40 for usage, in common, by tenants of the Development, Landlord shall permit Tenant, at Tenant’s expense, to include its name on such signage, all in accordance with such criteria as may be developed from time to time for such signage.

(f)            It is anticipated by Landlord that fiber optic cable service to the Leased Premises will be provided by Verizon. In the event Verizon is unable to provide or discontinues such service to the Leased Premises, Landlord shall use its commercially reasonable efforts to cause alternate fiber optic cable service to be provided to the Leased Premises.

25.           Acceptance of Leased Premises.  Tenant’s occupancy of the Leased Premises shall constitute acceptance thereof as complying with all requirements of Tenant and obligations of Landlord with respect to the condition, order and repair thereof; provided, however, Landlord will remain responsible for the completion of those “punchlist” items, if any, to which Landlord and Tenant, within sixty (60) days after Landlord delivers possession of the Leased Premises, have agreed in writing.  Any disagreement between the parties as to whether an item qualifies as a “punchlist” item shall be conclusively resolved by Architect using its reasonable independent professional judgment.

26.           Inability to Perform.  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make or is delayed in making repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed from fulfilling it obligations under this Lease by reason of any cause beyond Landlord’s reasonable control. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section 26. Nothing contained in this Section 26 shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

27.           No Waivers.  The failure of either party hereto to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by either party hereto of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

28.           Access to Premises and Change in Services.  Landlord shall have the right and Tenant shall permit such person or persons authorized by Landlord, without abatement of rent, after prior notice to Tenant which may be oral, to enter the Leased Premises during normal business hours (or at any time and without notice in the case of an emergency) to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building or otherwise in connection with Landlord’s work in the Building including but not limited to running and maintaining pipes and conduits through the Leased Premises, provided such pipes and conduits do not interfere with Tenant’s use of the Leased Premises, or to show to mortgagees or purchasers, and during the last six (6) months of the Lease Term, to exhibit and advertise the Leased Premises to prospective tenants. Landlord shall make reasonable efforts to avoid interfering with Tenant’s business operations during its entry into the Leased Premises and to give as much advance notice of such entry as practicable.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein elsewhere expressly provided. Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances, passageways, doors, doorways, corridors, stairs, toilets, elevators and/or other common areas of the Building, provided that none of such actions shall materially impair Tenant’s use or enjoyment of the Leased Premises; to change the name by which the Building is commonly known and/or its mailing address if reasonably necessary to comply with the request of postal or other governmental or quasi-governmental authorities, applicable law or regulation; and to prohibit smoking on or about the Real Property.

29.           Estoppel Certificates.  Tenant agrees at any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying, among other matters, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and such other matters as may be reasonably requested, it being intended that any such statement delivered hereunder may be relied upon by any third party not a party to this Lease. Tenant’s failure to deliver such estoppel certificate within said ten (10) business day period shall be deemed a material default by Tenant under this Lease.

30.           Subordination.  Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any ground leases, mortgages, deeds of trust, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Real Property or any part thereof and to all renewals or extensions thereof. Tenant shall, at any time hereafter on request, execute any instruments, leases or other documents that may be required by any mortgage, mortgagee, deed of trust, trustee or underlying owner hereunder to subordinate, or render prior, Tenant’s interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder. Tenant appoints Landlord as Tenant’s attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Real Property or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise.

Landlord hereby agrees that on or before the Commencement Date, Landlord shall provide Tenant with a non-disturbance agreement from any mortgage holders or real property lien holders of Landlord than in existence, on such mortgage holders’ or lienholders’ standard form, which form shall be commercially reasonable (and deemed such so long as it is reasonable comparable to the form of non-disturbance agreement standardly required by mortgage holders or other real property lienholders providing financing for comparable properties).  In addition, Landlord will provide Tenant with such agreements (on such mortgage or lien holders’ commercially reasonably standard form as described above) as soon as reasonably possible from mortgage holders or lien holders of Landlord who later come into existence during the term of the Lease.  Landlord agrees that the non-disturbance agreements to be provided hereunder shall not increase the monetary obligations, nor materially and adversely affect any other material obligations of Tenant under this Lease.

31.           Attornment.  Tenant agrees that upon any termination of Landlord’s interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that Tenant shall not be so obligated to attorn unless, if Tenant shall so request in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that so long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant’s part to be performed, Tenant’s possession under the provisions of this Lease shall not be disturbed by such Successor. Tenant agrees that upon any such attornment, such Successor shall not be (a) bound by any payment of the Basic Annual Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

32.           Notices.  Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, c/o Manekin, LLC, 7061 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: General Counsel, with a copy to Ann Clary Gordon, Esquire c/o Shapiro Sher Guinot & Sandler, Suite 2000, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant prior to the Commencement Date, at 8029 Corporate Drive, Baltimore, Maryland 21236, Attention: Chief Financial Officer, and thereafter at the Leased Premises. All notices that are sent in accordance with this Section 32 will be deemed received by the other party on the earliest of the following applicable time periods: (a) three business days after being mailed in the aforesaid manner; (b) the date the return receipt is executed; or, (c) the date delivered as documented by the overnight courier service or the hand delivery receipt. All rental payments and other charges payable by Tenant under this Lease will be delivered to Landlord at Landlord’s address set forth above: Attention: Accounting Department. Either party may designate a change of address by written notice to the other party.

33.           Landlord’s Liability.  The term “Landlord” as used in this Lease means only the owner or the mortgagee or trustee, as the case may be, in possession, for the time being of the Building or Real Property, so that in the event of any transfer of title to said Building or Real Property, the Landlord in possession immediately prior to such transfer, shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing. It is understood that Landlord on the date of execution hereof, is a Maryland limited liability company, and that no member of said limited liability company, as it may now or hereafter be constituted, shall have any personal liability to Tenant or any person claiming under, by or through Tenant upon any action, claim, suit or demand brought pursuant to the terms and conditions of this Agreement or arising out of the occupancy by Tenant of the Leased Premises, and, as to recourse against any such landlord shall be limited to such landlord’s interest in the Building.

34.           Severability.  If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2020, the Lease will automatically terminate, and neither party will have any further liability to the other.

35.           Captions.  All headings anywhere contained in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

36.           Brokers.  Tenant represents that Tenant has dealt directly with, and only with, MANEKIN, LLC and COLLIERS PINKARD as brokers in connection with this Lease, and that insofar as

Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Tenant shall hold Landlord harmless from and indemnify Landlord for any costs incurred by Landlord arising out of any other broker’s claim that such other broker has assisted Tenant with respect to this Lease.

37.           Recordation.  Tenant covenants that if at any time any mortgagee of Landlord’s interest in the Leased Premises shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease, Tenant will execute such acknowledgements as may be necessary to effect such recordations and to provide for its automatic release upon termination of this Lease.  The party requiring such recordation shall pay all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with, this Lease or such recordation. Tenant shall have the right to record a memorandum or other evidence of this Lease, provided that (i) such memorandum or other evidence of this Lease provides for its automatic termination and release upon the expiration or earlier termination of the Lease, and (ii) Tenant pays all taxes payable in connection with such recordation.

38.           Successors and Assigns.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

39.           Holding Over.  If Tenant holds possession of the Leased Premises after the termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the rent during the last year of the Lease Term and upon all other terms herein specified and shall continue to be such tenant from month to month until such tenancy shall be terminated by Landlord or until Tenant shall have given Landlord a written notice of at least thirty (30) days of intention to terminate such tenancy. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Leased Premises by Tenant after termination of this Lease. Upon the termination of this Lease, Landlord shall be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by tenants, that may now or hereafter be in force.

40.           Reserved.

41.           Environmental Assurances.

(a)           Covenants.  (i)  Landlord and Tenant each covenant with the other:

(1)           that it shall not Generate Hazardous Substances at, to or from the Leased Premises;

(2)           to comply with all obligations imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises); and

(3)           to deliver promptly to the other party true and complete copies of all notices received from any governmental authority with respect to the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises).

(ii)           Tenant covenants with Landlord:

(1)           to complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant’s use of the Leased Premises and Generation of Hazardous Substances; and

(2)           to permit entry onto the Leased Premises by Landlord or Landlord’s representatives at any reasonable time to verify and monitor Tenant’s compliance with its representations, warranties and covenants set forth in this Section.

(b)           Indemnification by Tenant.  Tenant agrees to indemnify and defend Landlord and its managers and agents (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses) incurred by Landlord or its managers and agents, as the case may be, in connection with Tenant’s Generation of Hazardous Substances at, to or from the Leased Premises or arising from Tenant’s failure to comply with its representations, warranties and covenants set forth in this Section. This indemnification by Tenant will remain in effect after the termination or expiration of this Lease.

(c)           Indemnification by Landlord.  Landlord agrees to indemnify and defend Tenant (with legal counsel reasonably acceptable to Tenant) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys’ fees and expenses) incurred by Tenant in connection with Hazardous Substances existing on the Leased Premises as of the Commencement Date hereunder, or which are Generated by Landlord at, to or from the Leased Premises or arising from Landlord’s failure to comply with its representations, warranties and covenants set forth in this Section. This indemnification by Landlord will remain in effect after the termination or expiration of this Lease.

(d)           Definitions.  The term “Hazardous Substance” means (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iii) any “oil,” as defined by the Maryland Environment Code Ann. § 4-401(g), as amended from time to time, and regulations promulgated thereunder; (iv) any “controlled hazardous substance” or “hazardous substance” as defined by the Maryland Environment Code Ann., § 7-201 as amended from time to time, and regulations promulgated thereunder; (v) any “infectious waste” as defined by the Maryland Environment Code Ann. § 9-227, as amended from time to time, and regulations promulgated thereunder; (vi) any substance the presence of which on the Real Property is prohibited, regulated or restricted by any local law or regulation or any other law or regulation similar to those set forth in this definition; and (vii) any other substance which by law or regulation requires special handling in its Generation. The term “To Generate” means to use, collect, generate, store, transport, treat, release or dispose of.

42.           Waiver of Jury Trial. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by the parties. Each acknowledges that neither the other party nor any person acting on behalf of the other party has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. The parties further acknowledge that each has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. The parties further acknowledge that each has read and understands the meaning and ramifications of this waiver of jury trial.

43.           Miscellaneous.

(a)           As used in this Lease and where the context requires:  (1) the masculine shall be deemed to include the feminine and neuter and vice-versa; and (2) the singular shall be deemed to include the plural and vice-versa.

(b)           This Lease was made in the State of Maryland and shall be governed by and construed in all respects in accordance with the laws of the State of Maryland. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

(c)           All plats, exhibits, riders or other attachments to this Lease shall be deemed a part hereof and incorporated by reference herein.

(d)           This Lease and the Exhibits, and Riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. This Lease is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations or undertakings between them. Except as herein otherwise provided, no alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

(e)           If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any cause beyond Landlord’s reasonable control, then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

(f)            To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption, granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

44.           Authority. Tenant warrants to Landlord that Tenant is a corporation organized and validly existing in good standing under the laws of the State of Delaware and registered to transact business in the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. Tenant’s resident agent’s name and address in the State of Maryland are: The Corporation Trust, Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.  Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

45.           Lender’s Consent. This Lease is contingent upon the Lender approving the Lease. If any prospective or current Lender requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant’s use of the Leased Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) business days after Tenant’s receipt thereof.

46.           Financial Statements. If Landlord desires to finance, refinance, or sell the Building, the Real Property or any part thereof, Tenant and all guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

47.           Riders. Two (2) Riders consisting of four (4) pages are attached to this Lease and made a part hereof.

48.           Parking. Landlord agrees that, upon the payment of Basic Annual Rent and additional rent provided herein and the performance by Tenant of all the covenants, agreements and provisions of this Lease on Tenant’s part to be kept and performed, Tenant shall have the right to three (3) parking spaces in the general location shown on Exhibit A-2 hereto which shall be designated for Tenant’s exclusive use (the “Designated Parking Spaces”); provided, however, that Landlord shall have no responsibility or obligation whatsoever with respect to the enforcement of Tenant’s right to such parking spaces, and shall have no liability whatsoever to Tenant for the unavailability of such parking spaces for any reason.

49.           Rooftop Equipment License. So long as this Lease is in full force and effect and Tenant is not in default of any obligation on its part to be performed hereunder, Tenant may erect, at its expense, a satellite dish (the “Roof Equipment”) on that certain portion of the roof of the Building to be designated by Landlord (the “Roof License Space”) so long as the same does not negatively impact the structural integrity of the Building in Landlord’s reasonable opinion, and subject to the terms and conditions set forth below.

(i)                  Landlord hereby grants to Tenant the right to use and occupy the Roof License Space for the purpose only of operating and maintaining the Roof Equipment.  Tenant shall situate the Roof Equipment so as not to unreasonably interfere with any other equipment in the Development as of the date of the Roof Equipment’s installation.

(ii)                 The installation of the Roof Equipment shall not in any way void the roof warranty, and Tenant shall indemnify Landlord from same.  Any penetration of the roof surface in connection with the installation of the Roof Equipment shall be performed by a reputable certified roofer acceptable to Landlord.

(iii)                Tenant for itself, its employees, and approved contractors shall have access to the Roof License Space to install, service, operate, and maintain the Roof Equipment subject to the reasonable rules and regulations of Landlord promulgated from time to time and such as not to negatively impact the structural integrity of the Building.

(iv)                The term of this License shall be the Lease Term, as extended and renewed.

(v)                 Upon the termination of the License, Tenant shall remove the Roof Equipment and repair any damage caused by said removal and leave the Roof License Space in the same order and repair as when received by Tenant, reasonable wear and tear excepted.  Tenant covenants to pay to Landlord within thirty (30) days of written notice, the cost of repairing any damage to the Building resulting from the operation or maintenance of the Roof Equipment.

(vi)                Tenant shall throughout the term of this License maintain the Roof Equipment in accordance with customary engineering standards and in conformity with any requirements of the Federal Communications Commission and with the requirements of all other public authorities having jurisdiction over Tenant, the Leased Premises or the Real Property.

(vii)               Tenant, at its sole cost and expense, shall obtain all necessary zoning and other governmental approvals, as well as any approvals or consents arising out of the covenants and restrictions governing the Development, which may be required in connection with its use of the Roof License Space.

(viii)              Use of the Roof Equipment must be limited to Tenant’s business.

(ix)                 This License is not assignable by Tenant separate from the assignment of the Lease.

(x)                  Tenant’s use of the Roof License Space shall be subject to all the terms and conditions of this Lease as though it were a part of the Leased Premises, including, but not limited to, Section 10 dealing with insurance.

(xi)                 Tenant hereby assumes the risk of the inability to operate the Roof Equipment as a result of any structural or power failure at the Leased Premises or the Building or elsewhere within the Development or failure of the Roof Equipment for any reason whatsoever (except resulting solely from the gross negligence or willful misconduct of Landlord) and agrees to indemnify and hold Landlord harmless from all damages and costs of defending any claim or suit from damages of any kind including business interruption (and attorneys’ fees) asserted against Landlord by reason of any such failure.

(xii)                Tenant shall throughout the term of this License have the right, at its sole cost and expense, to run such cables and wiring (the “Roof Equipment Wiring”) from the Roof License Space to the Leased Premises, as may be reasonably necessary for Tenant’s operation of the Roof Equipment, provided that such Roof Equipment Wiring be run in such locations and in such a manner as approved by Landlord.  The installation of the Roof Equipment Wiring shall be performed by a licensed and reputable contractor reasonably acceptable to Landlord, and Tenant shall indemnify and hold harmless Landlord from any damage to the Building or tenants of the Building caused thereby.  Upon the termination of the License, if requested by Landlord, Tenant shall remove the Roof Equipment Wiring and repair any damage caused thereby.  Tenant covenants to pay to Landlord within thirty (30) days of written notice, the cost of repairing any damage to the Building or its systems resulting from the installation or removal of the Roof Equipment Wiring.

50.           Ground Equipment License. So long as this Lease is in full force and effect and Tenant is not in default of any obligation on its part to be performed hereunder, Tenant may use that certain area of land within the Development, to be determined by mutual agreement of Landlord and Tenant (the “Ground Equipment Space”), for installation at Tenant’s sole cost and expense of an above-ground generator as required to provide necessary alternative temporary power in the event of a power failure at the Building (collectively, the “Ground Equipment”) so long as the same does not negatively impact the safety of the Building or the Development in Landlord’s reasonable opinion, and subject to the terms and conditions set forth below. Tenant shall install such generator within a brick enclosure acceptable to Landlord, to be constructed by Tenant at Tenant’s sole cost and expense, which enclosure shall constitute a part of the Ground Equipment.

(i)                  Landlord hereby grants to Tenant the right to use and occupy the Ground Equipment Space for the purpose only of operating and maintaining the Ground Equipment.

(ii)                 The installation of the Ground Equipment shall be performed by a reputable contractor acceptable to Landlord, which acceptance shall not be unreasonably withheld.

(iii)                Tenant for itself, its employees, and approved contractors shall have access to the Ground Equipment Space to install, service, operate, and maintain the Ground Equipment subject to the reasonable rules and regulations of Landlord promulgated from time to time.

(iv)                The term of this License shall be the Lease Term, as extended and renewed.

(v)                 Upon the termination of the License, Tenant shall remove the Ground Equipment and repair any damage caused by said removal and leave the Ground Equipment Space in the same order and repair as when received by Tenant, reasonable wear and tear excepted. Tenant covenants to pay to Landlord within twenty (20) days of written notice, the cost of repairing any damage resulting from the operation or maintenance of the Ground Equipment.

(vi)                Tenant shall throughout the term of this License maintain the Ground Equipment in accordance with customary engineering standards and in conformity with the requirements of all public authorities having jurisdiction over Tenant, the Leased Premises or the Development.

(vii)               Tenant, at its sole cost and expense, shall obtain all necessary zoning and other governmental approvals, as well as any approvals or consents arising out of the covenants and restrictions governing the Development, which may be required in connection with its use of the Ground Equipment Space.

(viii)              Use of the Ground Equipment must be limited to Tenant’s business.

(ix)                 This License is not assignable by Tenant separate from the assignment of the Lease.

(x)                  Tenant’s use of the Ground Equipment Space shall be subject to all the terms and conditions of this Lease, as though it were a part of the Leased Premises, including, but not limited to, Section 10 dealing with insurance.

(xi)                 Tenant hereby assumes the risk of the inability to operate the Ground Equipment as a result of any reason whatsoever and agrees to indemnify and hold Landlord harmless from all damages and costs of defending any claim or suit from damages of any kind including business interruption (and attorneys’ fees) asserted against Landlord by reason of any such failure.

(xii)                Tenant shall throughout the term of this License have the right, at its sole cost and expense, to run such cables, conduits, piping and wiring (the “Ground Equipment Wiring”) from the Ground Equipment Space to the Leased Premises, as may be reasonably necessary for Tenant’s operation of the Ground Equipment, provided that such Ground Equipment Wiring be run in such locations and in such a manner as may be approved by Landlord.  The installation of the Ground Equipment Wiring shall be performed by a licensed and reputable contractor reasonably acceptable to Landlord, and Tenant shall indemnify and hold harmless Landlord from any damage to the Building or tenants of the Building caused thereby.  Upon the termination of the License, if requested by Landlord, Tenant shall remove the Ground Equipment Wiring and repair any damage caused thereby.  Tenant covenants to pay to Landlord within twenty (20) days of written notice, the cost of repairing any damage resulting from the installation or removal of the Ground Equipment Wiring.

51            Signage. Tenant shall have the right to erect an identification sign on the exterior of the Building, subject, however, to Tenant obtaining the prior written approval of such sign from Landlord (which approval shall be based upon the compatibility of such sign with the Building and the Development on the basis of the proposed sign’s dimensions, materials, content, and aesthetics, all as reasonably determined by Landlord) and all applicable governmental authorities.  Tenant, at its sole cost and expense, shall be responsible for assuring that such sign complies with all applicable laws and regulations (including, but not limited to, applicable zoning laws) and all covenants and restrictions governing the Development.  Such sign shall be erected at Tenant’s sole cost and expense; provided, however, that Landlord shall contribute up to Ten Thousand Dollars ($10,000.00) toward the cost of such sign, such amount to be paid by Landlord to Tenant thirty (30) days following Landlord’s receipt from Tenant of detailed invoices for all charges and expenses therefor.  Such sign shall be installed by a reputable contractor reasonably acceptable to Landlord.  Tenant shall hold Landlord harmless from any damage caused to the Building as a result of the installation of such sign.  Upon termination of the Lease, it shall be Tenant’s obligation, at its sole expense, to remove such sign and to restore the exterior face of the Building to its condition prior to erecting such sign, normal wear and tear excepted.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WATERS EDGE CORPORATE CAMPUS LLC

By:	/s/ Clark Turner	(SEAL)
Name:	Clark Turner
Authorized Person
Landlord

SAFENET, INC.

By:	/s/ Anthony A. Caputo	(SEAL)
Name:	Anthony A.Caputo
Title:	Chairman, President and Chief Executive Officer
Tenant

RIDER NO. 1

Right of First Offer

Rider to Section 1(a)

A.            (1) Tenant shall have the right of first offer (the “First Offer Right”), on the terms and conditions hereinafter set forth, at any time during the term of this Lease, to lease additional space in the Building which is owned by Landlord (the “First Offer Space”), at such time as such space becomes available after its initial leasing or occupancy by another tenant.  Tenant shall have the right to lease the First Offer Space upon the same terms and conditions as such space is sought to be leased by a bona fide prospective tenant and acceptable to Landlord, or, if there is no third party offer to lease such space, upon such terms and conditions as Landlord, in good faith, intends to market such space (in either case, the “Offer Terms”).

(2) Tenant’s exercise of its First Offer Right shall be effective only upon written notification by Tenant to Landlord of Tenant’s exercise of the First Offer Right (the “Notice”) and its acceptance of the Offer Terms set forth in Landlord’s Offer (defined below).  Such notification must be given to Landlord before the close of business on the tenth (10th) business day (the “Offer Period”) after Landlord’s written notification to Tenant (“Landlord’s Offer”) of a bona fide offer for rental of the First Offer Space or of the vacancy or termination of a lease for the First Offer Space (a bona fide offer shall not include the exercise by another tenant of its right of refusal or expansion) setting forth the Offer Terms for such space. Time is of the essence with respect to Tenant’s exercise of its rights under this Rider, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Notice be timely made and in writing.

(3) In the event Tenant fails to so notify Landlord within said Offer Period, or gives written notice to Landlord that Tenant does not intend to exercise its First Offer Right, Landlord shall be free to offer said First Offer Space to a third party on any terms whatsoever, and this First Offer Right shall be null and void and of no further force and effect with respect to that portion of the First Offer Space that was the subject of Landlord’s Offer.  Notwithstanding the foregoing, upon the termination or expiration of any lease between Landlord and a third party for any portion of the First Offer Space that was the subject of a prior Landlord’s Offer, Tenant’s First Offer Right shall again be effective with respect to such portion of the First Offer Space, subject to the terms and conditions set forth in this Rider.

(4) In the event that the First Offer Right is exercised by Tenant, the rent applicable to the First Offer Space shall be payable in equal monthly installments (and, where applicable, fractions thereof), at the times and in the manner as provided with respect to, and in addition to, the monthly installments of the Basic Annual Rent as set forth in Section 5 of this Lease (except that no free rent shall be applicable to the First Offer Space).

(5) This First Offer Right is personal to Tenant and shall not be separated from the Lease or transferred by Tenant independently of the leasehold interest without the prior written consent of Landlord, which consent of Landlord will be given solely within the discretion of Landlord.

B.            Notwithstanding any other provision of this Rider Number 1, the following provisions shall apply to the First Offer Right and to Tenant’s lease, if any, of the First Offer Space:

(1) Tenant shall not be entitled to exercise the rights accorded to Tenant in paragraph (A), unless on the date Tenant gives Landlord its Notice and on the First Offer Space Commencement Date, as hereinafter defined, Tenant is in possession of the Leased Premises and Tenant is not in default of this Lease.

(2) The lease by Tenant of the First Offer Space, if any, shall commence on the date set forth in Landlord’s Offer (the “First Offer Space Commencement Date”) and shall terminate on the date set forth in Landlord’s Offer or the date Tenant’s lease of the original Leased Premises terminates, whichever later occurs, under and subject to the terms of this Lease, except to the extent modified by Landlord’s Offer, with the same force and effect as though this Lease had originally provided for the rental of the Leased Premises and the First Offer Space, except that, unless otherwise provided in the Offer, the Basic Annual Rent applicable to the First Offer Space shall be adjusted during any renewal term in accordance with the provisions of Rider No. 2 below.

(3) The First Offer Space shall be delivered to Tenant in “AS IS” condition, unless otherwise set forth in Landlord’s Offer.

(4) From and after the First Offer Space Commencement Date, all references in the Lease to the Leased Premises shall refer to both the area of the original Leased Premises and of the First Offer Space.  Tenant’s Portion shall be adjusted accordingly to reflect the leasing of the First Offer Space.

RIDER NO. 2

Renewal Option

Rider to Section 2

Provided (i) this Lease is then in full force and effect, (ii) Tenant is not in default respecting any provision or condition of this Lease either on the date Tenant elects to renew or on the date the renewal term commences, and, (iii) Tenant has not failed more than two (2) times in any twelve (12) month period during the original term of this Lease to pay any payments called for by this Lease on the date such payment is due, then Tenant shall have the right to renew this Lease for two (2) renewal terms of five (5) years each, immediately following the expiration of the original term on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for a term of fifteen (15) years and two (2) months (or twenty (20) years and two (2) months, as the case may be), save that:

(i)            there shall be no further right of renewal, after the second renewal term, and

(ii)           the Basic Annual Rent payable with respect to the Leased Premises shall be adjusted to reflect the prevailing rental rate {the “Prevailing Rental Rate”) for comparable office space as determined by the Landlord or, if appointed, the Appraiser (as defined below), as the case may be, as set forth below.  The Prevailing Rental Rate shall be based upon comparable office space within the applicable office market as of the commencement of the applicable renewal term.

In the event that Tenant exercises its first renewal option as set forth above, then as of the commencement of the first renewal term only, Landlord shall contribute up to Seven Dollars ($7.00) multiplied by the Rentable Area of the Leased Premises, as it then exists, toward Landlord’s cost of refurbishing the Leased Premises (the “Landlord’s Renewal Contribution”) in accordance with plans and specifications to be developed by Landlord and approved by Tenant. All costs approved by Tenant in excess of the Landlord’s Renewal Contribution shall be paid by Tenant. Such refurbishments or improvements shall be performed in accordance with the further terms of this Lease. The parties agree that Landlord’s Renewal Contribution shall be taken into account by Landlord and the Appraiser (as applicable) in any determination of the Prevailing Rental Rate hereunder.

Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than two hundred seventy (270) days prior to the date of termination of the original term, Tenant shall have notified Landlord in writing of Tenant’s election to renew (the “Renewal Notice”).  Landlord shall give Tenant written notice of its good faith determination of the Prevailing Rental Rate within thirty (30) days after Landlord’s receipt of the Renewal Notice (the “Rent Notice”).  Tenant may elect to have the Prevailing Rental Rate determined, as set forth below, if it does not agree with Landlord’s determination thereof, provided it gives Landlord written notice (the “Appraisal Notice”) within five (5) business days after Tenant’s receipt of the Rent Notice.

Within five (5) business days after Landlord receives the Appraisal Notice from Tenant, Landlord and Tenant shall give written notice to the other that each, at its own expense, has hired and appointed a disinterested real estate broker of recognized competence and professional experience as a broker of comparable commercial real estate in the Baltimore-Washington

Metropolitan Area.  The two brokers thus appointed shall mutually agree upon the appointment of a third broker to act as the appraiser (the “Appraiser”), the cost of which shall be shared equally by Landlord and Tenant, which broker shall also be a disinterested person of recognized competence and professional experience as a broker of comparable commercial real estate in the Baltimore-Washington Metropolitan area.  In the event that the two brokers shall be unable to agree within ten (10) days after their appointment on the appointment of the third broker, then Tenant shall choose three brokers from which Landlord shall chose one who shall serve as the third broker.  Landlord shall notify Tenant of the selection of the third broker within ten (10) days after Tenant’s notice to Landlord of the selection of such three brokers from which Landlord is to choose.  The Appraiser shall, as promptly as possible, but in no event more than thirty (30) days after the date of his or her selection, conduct an appraisal of the Building for purposes of determining the Prevailing Rental Rate therein.  Landlord and Tenant shall each be entitled to present evidence and argument to the Appraiser.  Upon completion of the appraisal, the Appraiser shall immediately give written notice to the parties hereto stating his or her determination, and shall furnish to each party hereto a copy of such determination signed by him or her, which determination shall be final and binding on the parties.

Time is of the essence with respect to Tenant’s exercise of its rights under this Rider and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice and the Appraisal Notice be timely made and in writing.

EXHIBIT A-1

Site Plan

EXHIBIT A-2

Leased Premises

[Designate locations of Premises A, Premises B,

and 3 parking spaces to be designated for Tenant]

EXHIBIT B-1

Premises A Space Plan

EXHIBIT B-2

Premises A Plans and Specifications

[To be attached when finalized and approved by

Landlord and Tenant]

EXHIBIT C

Premises B Plans and Specifications

[To be attached when finalized and approved

by Landlord and Tenant]

EXHIBIT D

Lease Commencement Agreement

THIS LEASE COMMENCEMENT AGREEMENT, made this     day of              , 2003, by and between WATERS EDGE CORPORATE CAMPUS LLC (“Landlord”) and SAFENET, INC. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated                 , 2003 (the “Lease”), for the premises located at 4690 Millennium Drive, Belcamp, Maryland (the “Leased Premises”); and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the term of the Lease, as well as certain other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

1.             The “Commencement Date” for all purposes of the Lease is                      , 2003.

2.             The “Rent Commencement Date” for all purposes of the Lease is                                  , 2003.

3.             The initial Lease Term shall expire on                                , 2013.

4.             A Deposit was received from Tenant by Landlord in the amount of $                   .

5.             [OTHER PROVISIONS, if any]

EXHIBIT E

Rules and Regulations

1.             Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building, smoke or permit smoking anywhere in the building; throw substances of any kind out of the windows or doors, or in the halls and passageways of the Building; sit on or place anything upon the window sills; or clean the exterior of the windows.

2.             Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3.             Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls, or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4.             No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

5.             When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval. No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Leased Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.

6.             No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay

Landlord the cost of replacing the lock or locks to which such keys were fitted and the keys so lost.

7.             Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Leased Premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8.             No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises.

9.             Tenant shall not conduct, or permit any other person to conduct, any auction upon the Leased Premises; manufacture or store goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instruments in the Leased Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises.

10.           No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attach in a manner approved by Landlord.

11.           Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Retail sales will be limited to the ground level and lower level retail store areas.

12.           There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

13.           Tenant, before closing and leaving the Leased Premises, shall ensure that all entrance doors are locked.

14.           Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15.           Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purpose in operating the Building:

(a)           the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b)           the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

(c)           the right to install and maintain a sign or signs on the exterior of the Building;

(d)           the exclusive right to use or dispose of the use of the roof of the Building;

(e)           the right to limit the space on the directory of the Building to be allotted to Tenant; and

(f)            the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

16.           Tenant shall list all articles to be taken from the Building (other than those taken out in the usual course of business of Tenant) on Tenant’s letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building or accepted by any elevator operator.

17.           Tenant and Tenant’s employees shall park their automobiles only in such number of spaces, if any, as Landlord may fix, taking into consideration the need for customer parking and other factors. The spaces, if any, assigned to Tenant and Tenant’s employees shall be limited to any parking area designated by Landlord for use of office tenants, and the right to use spaces so assigned to Tenant and its employees shall be subject to such regulations as Landlord may reasonably promulgate from time to time to prevent parking by unauthorized parties or parking in prohibited areas.

18.           All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment, if so consented to by Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent all vibration, noise and annoyance.

19.           The Leased Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

20.           After 6 P.M. until 8:00 A.M. on weekdays, and at all hours on Saturdays, Sundays and legal holidays, all persons entering or leaving the Building may be required to enter through a key pad or other security system and to establish their rights to enter or leave the Building. Landlord or its agents may exclude from the Building during such periods all persons who do not present satisfactory identification. Each tenant shall be responsible for all persons for whom he requests admission and shall be liable to Landlord for all acts of such persons.

21.           In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may also be restrained by injunction.

22.           Landlord reserves the right to rescind, alter, waive or add, any Rule or Regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any Rule or Regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

EXHIBIT F

Enterprise Zone Tax Abatement Schedule

Year	Tax Credit Rate

[on increases in assessed value of real property]

1	80%
2	80%
3	80%
4	80%
5	80%
6	70%
7	60%
8	50%
9	40%
10	30%
11+	0

EXHIBIT G

Building Standard Janitorial Services Schedule

CLEANING WORK AND QUALITY REQUIREMENTS

CLEANING WORK	QUALITY REQUIREMENTS

Rest Rooms:

A. Daily:	SWEEPING, WET MOPPING OR SCRUBBING:

1) sweep and wet mop or scrub floor, using disinfectant in water.

The floors shall be clean and free of dirt, water streaks, mop marks, string, gum, grease, tar, etc. and present an overall appearance of cleanliness. All surfaces shall be dry and the corners clean. Floor drain grills will be cleaned to prevent residue buildup.

2) Clean all fixtures – water closets, urinals, washbasins, mirrors, waste receptacles, dispensers and wall surfaces, utilizing a cleaner-disinfectant. Raise water closet seats.

PORCELAIN WARE CLEANING:

Fixtures (washbasins, urinals, etc.) shall e clean and bright; there shall be no dust spots, stains, must, green mold, encrustation, or excess moisture. Mirrors to be polished. Toilets cleaned inside and out. A toilet bowl brush shall be used, and care given to clean flush holes under rim of bowls and passage trap.

3)             Empty waste receptacles, service paper towel, soap and toilet paper dispensers. Empty, clean and disinfect sanitary napkin receptacles; refill receptacles as necessary. Collect soiled bags in separate containers for disposal.

SERVICING:

All supply dispensers shall be filled. Waste receptacles shall be emptied and sanitary napkin dispensers emptied, cleaned, disinfected and new bags inserted. Waste receptacles will have plastic trash liners, replaced daily.

4) Spot-clean other surfaces and dust surfaces (e.g. mirrors, partitions, etc.

SPOT CLEANING:

Smudges, marks, or spots shall have been removed without causing unsightly discolorations.

THOROUGH DUSTING:

There shall be no dust streaks, corners, crevices, moldings, light fixtures and ledges shall be free of all dust. There shall be no oils, spots or smudges on dusted surfaces caused by dusting tools. When inspected with a flashlight, there shall be few traces of dust on any surfaces.

B. Weekly (except as noted)	DAMP MOPPING AND SPRAY BUFFING:

1) Damp mop and spray buff all resilient floors.

Floors shall be free of streaks, mop strand marks and skipped areas. Walls, baseboards and other surfaces shall be free of splashings and markings from the equipment. The finished area should have a uniform lustre.

2) Damp wipe the full surface area of all stall partitions, tiled walls, and wastepaper receptacles utilizing a multi-purpose (disinfectant-deodorizer) cleaner.	DAMP WIPING: All dirt, dust, water stains, spots, streaks, and smudges shall be removed from the surfaces.

C. Semi-Annually:	STRIPPING:

Strip and apply four coats of floor finish to resilient floors.	All old finish or wax shall have been removed. There shall be no evidence of gum, rust, burns or scuff marks. There shall be no buildup in corners or crevices.

FINISHING

Walls, baseboards and other surfaces shall be free of finishing residue and marks from the equipment. Floors shall be free from streaks, mop strand marks and skipped areas.

Tenant Suite Areas:	SOLID WASTE COLLECTION:

(Includes all office areas, file rooms, libraries, conference rooms, ADP areas, and the corridor space adjacent to these areas).	All solid waste generated in the building shall be collected and removed to trash dumpster in loading dock area.

A. Daily:

1)             Empty wastebaskets and remove trash to the designated disposal area. Empty ashtrays and dam wipe. Clean Washbasins and mirrors, as necessary; supply paper towels where dispensers are provided. Wastebaskets will have plastic liners, replaced as necessary.

DAMP WIPING (ASHTRAYS):

Ashtrays shall be free of dirt, dust, streaks and spots.

PORCELAIN WARE CLEANING:

Washbasins shall be clean and bright and there shall be no dust, spots, stains, rust, green mold, encrustation, or excess moisture.

DAMP WIPING MIRRORS:

Mirrors shall be clean and free of dirt, dust, streaks and spots.

2) Clean both sides of plate glass in entrance doors, if any, to offices within the building.	INTERIOR GLASS CLEANING: Glass shall be clean and free of dirt, dust, streaks, water marks, spots, and grime, and shall not be cloudy.

3) In office areas, file rooms, libraries, conference rooms.	VACUUMING:

a. Vacuum	Carpet surface shall be free of obvious dirt, dust, staples, paper clips, and other debris.

NOTE: For the purpose of the contract, whenever the term carpet, or carpeting, is used, it is intended to include wall to wall carpeting as well as room size rugs and area rugs.

b. Dust with a treated cloth all horizontal surfaces that are readily available and visibly require dusting.	SPOT DUSTING: Available horizontal surfaces shall be free of obvious dust.

c. Spot cleaning – doors, light switches, interior glass.	SPOT CLEANING: Removal of smudges, dirt, marks clearly noticeable.

4) Dust mop all tile floors with a chemically treated dust mop.

5) Spot mop all tile floors to remove any spillage or spots.

6) Spot carpet to remove all stains.	CARPET SPOTTING:

Excessive buildup or crusted material shall have been removed along with spots, smears and stains. There shall be no evidence of fuzzing caused by harsh rubbing or brushing. Cleaned areas shall blend with adjacent areas of carpeting.

B. Weekly:	DAMP MOPPING AND SPRAY BUFFING:

Damp mot and spray buff all hard and resilient flooring.

Floors shall be free of streaks, mop strand marks and skipped areas. Walls, baseboards and other surfaces shall be free of splashings and markings from the equipment. The finished area shall have a uniform lustre.

C. Monthly:

In office areas, file rooms, libraries and conference rooms:

1) Thoroughly dust horizontal surfaces of furniture.

2) Spot clean wall surfaces within approximately 70 inches of floor.	SPOT CLEANING: Smudges, marks, or spots shall have been removed without causing unsightly discoloration.

D. Semi-Annually:	STRIPPING:

Strip and apply four coats of floor finish to all flooring.	All old finish or wax shall have been removed. There shall be no evidence of gum, rust, burns, or scuff marks.

FINISHING:

Walls, baseboards and other surfaces shall be free from residue. Floors shall be free from streaks, mop strand marks and skipped areas. The finished area shall have a uniform luster.

E. Services to be Performed as Required to Maintain Quality Standards:

1) Wash or damp wipe the inside and outside of wastebaskets as necessary to keep them in good condition.	CLEANING WASTEBASKETS: Wastebaskets shall be free of dust and residue.
2) Wipe down and treat surfaces of wood paneling.	CLEANING WOOD PANELING:

Paneling shall be free of dirt, dust, streaks and spots.

Main Entrances, Main Lobby and Main Corridor:

A.            Daily:

1)             Sweep and/or vacuum floor area. Clean and polish metal doorknobs, push bars, kick plates, railings and other metal surfaces; clean spots and marks off walls, dust all surfaces within approximately 70 inches from the floor.

THOROUGH SWEEPING:

Floors shall be clean and free of trash and foreign matter. No dirt shall be left in corners, behind radiators, under furniture or behind doors.

THOROUGH VACUUMING:

Carpets Shall be clean and free from dust balls, dirt and other debris; nap on carpets shall lie in one direction upon completion of the vacuuming task.

METAL POLISHING:

Metal surfaces shall be clean and free from smears, stains and finger marks. They shall be clean and bright and polished to a uniform lustre.

SPOT CLEANING:

Smudges, marks or spots shall have been removed without causing unsightly discoloration.

THOROUGH DUSTING:

There shall be no dust streaks. Corners, crevices, moldings and ledges shall be free of all dust. There shall be no oils, spots or smudges on dusted surfaces caused by dusting tools. When inspected with a flashlight, there shall be few traces of dust on any surface.

2) Damp mop and spray buff all hard and resilient floors.	DAMP MOPPING AND SPRAY BUFFING:

Floors shall be free of streaks, mop strand marks and skipped areas. Walls, baseboards and other surfaces shall be free from splashings and markings from the equipment. The finished area should have a uniform lustre.

3) Clean both sides of entrance door glass and glass surrounding entrance doors within reach.	GLASS CLEANING:
All class shall be clean and free of dirt, grime, dust, streaks,

watermarks, and spots and shall not be cloudy.

B. Weekly:	CLEANING THRESHOLDS:

1) Clean and polish metal door thresholds.	Thresholds shall be clean and free of oil, grease, dirt and grime.

C. Quarterly:	STRIPPING:

Strip and apply four coats of floor finish to all hard resilient floors.	All old finish or wax shall have been removed. There shall be no evidence of gum, rust, burns or scuff marks. Water solutions shall not be used on wood flooring.

FINISHING:

Walls, baseboards and other surfaces shall be free of finish residue and marks from equipment. Floors shall be free of streaks, mop strand marks and skipped areas. The finished area shall have a uniform lustre.

Secondary Lobbies and Secondary Corridors	THOROUGH SWEEPING:

A. Daily: Sweep and/or vacuum full floor area.	Floors shall be clean and free of trans and foreign matter. No dirt shall be left in corners, behind radiators or behind doors.

B. Weekly:	DAMP MOPPING AND SPRAY BUFFING:

Damp mop and spray buff all hard and resilient floors.

Floors shall be free of streaks, mop strand marks and skipped areas. Walls, baseboards and other surfaces shall be free of splashings and markings from the equipment. The finished area shall have a uniform lustre.

C. Quarterly:	CLEANING THRESHOLDS:

Clean and polish metal door thresholds.	Thresholds shall be clean and free of oil, grease, dirt and grime.

D. Semi-Annually:	STRIPPING:

Strip all and apply four coats of floor finish to resilient floors.	All old finish or was shall have been removed. There shall be no evidence of gum, rust, burns or scuff marks. Water solutions shall not be used on wood flooring.

FINISHING:

Walls, baseboards and other surfaces shall be free of finish residue and marks from the equipment. Floors shall be free of streaks, mop strand marks and skipped areas.

Stairways:	SWEEPING STAIRWAYS:

A. Daily: Sweep stair landings and steps. Dust railings, ledge, grilles, fire apparatus, doors and radiators.	Landings and treads shall be free of loose dirt, streaks, gum or other foreign substances.

B. Weekly:	WET MOPPING OR SCRUBBING:

Wet mop or scrub steps, risers and landings.

Steps, risers and landings shall be clean and free of dirt, water streaks, mop marks, string, gum, grease, tar, etc. and present an overall appearance of cleanliness. All surfaces shall be dry and the corners clean.

Passenger Elevators	DUSTING (INTERIOR ELEVATOR SURFACES):

A. Daily: Clean all surfaces in the interior of the car, including floor track, and polish bright metal surfaces. Damp mop and spray buff resilient floor.

All vertical and horizontal surfaces shall be clean and free of dirt and dust.

DAMP WIPING (INTERIOR ELEVATOR SURFACES):

Wall surfaces shall be clean and free of finger marks and smudges.

CLEANING (ELEVATOR FLOOR TRACK):

Floor tracks shall be clean and free of cigarette buts, matches, dirt and grime. Tracks will be polished and buffed to insure lustre.

BRIGHT METAL POLISHING:

Bright metal surfaces shall have a polished and lustrous appearance.

DAMP MOPPING AND SPRAY BUFFING:

Floors shall be free of streaks, mop strand marks and skipped areas. Walls, baseboards and other surfaces shall be free of splashings and markings from the equipment. The finished area should have a uniform lustre.

B. Quarterly:	STRIPPING:

Strip and apply four coats of floor finish to all flooring, as required.	All old finish or was shall have been removed. There shall be no edence of gum, rust, burns or scuff marks.

FINISHING:

Doors, walls and other surfaces shall be free of finish residue and marks from equipment. Floors shall be free of streaks, mop strand marks and skipped areas. The finished area shall have a uniform lustre.

Drinking Fountains	CLEANING DRINKING FOUNTAINS:

A. Daily: Clean drinking fountains.

The porcelain or stainless steel surfaces shall be clean and bright, and they shall be free of dust, spots, stains, and streaks. Drinking fountains shall be kept free of trash, ink, coffee grounds, etc. and nozzles free from encrustation.

BRIGHT METAL POLISHING:

Bright metal surfaces shall have a polished and lustrous appearance.

Venetian Blinds	WASHING (VENETIAN BLINDS):

A. Annually: 1) Wash all Venetian blinds in building. Clean cords and tapes. Defective cords and tapes shall be replaced.	Both sides of Venetian blind slats shall be clean and free of dust, water and spots. Cords and tapes shall be clean
DUSTING (VENETIAN BLINDS):

2) Dust or vacuum all Venetian blinds at a six month interval from washing.	Both sides of Venetian blind slats shall be free of dust.

High Cleaning	HIGH CLEANING:

A.            Annually:

                Clean by dusting or vacuuming surfaces and objects in the building approximately 70” or more from the floor. This includes but is not limited to the wall and ceiling area adjacent to ventilating and air conditioning outlets, transoms, clocks, moldings around ceilings, tops of partitions, overhead pipes, wall fans, pictures, plaques, wall or ceiling diffusers, file cases, bookcases, lockers, walls, etc.

Surfaces shall be clean and free of dust. Where glass is present, both sides shall be clean and free of streaks.

Hard Floor Maintenance:	STRIPPING:

A.            Annually:

                In the first ninety days of the initial contract period and any option period, strip, seal and apply four coats of floor finish to all hard floors such as terrazzo, ceramic tile, etc. Floors shall be sealed with a penetrating finish which fills the pores of the matrix and becomes a bonded, integral part of the surface. Surfaces shall be slip resistant.

All old finish or wax shall have been removed. There shall be no evidence of gum, rust, burns, or scuff marks.

FINISHING:

Walls, baseboards and other surfaces shall be free of finish residue and marks from equipment. Floors shall be free of streaks, mop strand marks and skipped areas. The finished area shall have a uniform lustre.

WATERS EDGE CORPORATE CAMPUS LLC

OFFICE LEASE

FOR

SAFENET, INC.

Index

1.	Leased Premises

2.	Term

3.	Security Deposit and Advance Rent

4.	Use

5.	Basic Annual Rent
	5.1.	Definitions
	5.2.	Rent Adjustment
	5.3.	Intentionally deleted
	5.4.	Payments

6.	Requirements of Law

7.	Certificate of Occupancy

8.	Contest—Statute, Ordinance, etc

9.	Tenant’s Improvements

10.	Condition of Premises

11.	Conduct on Premises

12.	Insurance

13.	Rules and Regulations

14.	Mechanics’ and Materialmen’s Liens and Other Liens

15.	Tenant’s Failure to Perform

16.	Loss, Damage, Injury

17.	Destruction—Fire or Other Casualty

18.	Eminent Domain

19.	Assignment

20.	Defaults

21.	Elevators, Heat, Cleaning

22.	Electric Current

23.	Services Charge

24.	Landlord’s Obligations

25.	Acceptance of Leased Premises

26.	Inability to Perform

27.	No Waivers

28.	Access to Premises and Change in Services

29.	Estoppel Certificates

30.	Subordination

31.	Attornment

32.	Notices

33.	Landlord’s Liability

34.	Severability

35.	Captions

36.	Brokers

37.	Recordation

38.	Successors and Assigns

39.	Holding Over

40.	Reserved

41.	Environmental Assurances
(a) Covenants
(b) Indemnification
(c) Definitions

42.	Waiver of Jury Trial

43.	Miscellaneous

44.	Authority

45.	Lender’s Consent

46.	Financial Statements

47.	Riders

48.	Parking

49.	Rooftop Equipment Licenses

50.	Ground Equipment Licenses

51.	Signage

Rider No. 1 — Right of First Offer
Rider No. 2 — Renewal Option

Exhibits

Exhibit A-1	–	Site Plan
Exhibit A-2	–	Leased Premises
Exhibit B-1	–	Premises A Space Plan
Exhibit B-2	–	Premises A Plans and Specifications
Exhibit C	–	Premises B Plans and Specifications
Exhibit D	–	Lease Commencement Agreement
Exhibit E	–	Rules and Regulations
Exhibit F	–	Enterprise Zone Tax Abatement Schedule
Exhibit G	–	Building Standard Janitorial Services
Schedule